Exhibit 107

Calculation of Filing Fees Tables

Form S-1

(Form Type)

TIAA-CREF Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered*	Proposed Maximum Offering Price Per Unit*	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(*)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Other	Individual Flexible Premium Modified Guaranteed Annuity Contract	457(o)			$0.00	0.0001531	$0.00

Fees Previously Paid

Carry Forward Securities	Other	Individual Flexible Premium Modified Guaranteed Annuity Contract	415(a)(6)			$120,806,701**			S-1	333-264547	May 2, 2022	$4,747.70

	Total Offering Amount					$120,806,701		$0.00

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$0.00

*The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

** Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $120,806,701 in aggregate principal amount of unsold securities that were previously registered for sale under the registrant’s first pre-effective amendment to its registration statement on Form S-1 (File No. 333-264547), declared effective by the U.S. Securities and Exchange Commission on May 2, 2022 (the “Prior Registration Statement”). The unsold securities previously registered for sale under the Prior Registration Statement remain registered and are being carried forward to this registration statement. Filing fees of $4,747.70 were previously paid in connection with these unsold securities. Pursuant to Rule 415(a)(6), the filing fee previously paid with respect to such unsold securities will continue to be applied to such unsold securities. The Registrant is not registering any new securities hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.